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                                  EXHIBIT 10.9

                               UNIVERSAL STUDIOS
                                    FLORIDA
                                    CONTRACT
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                        [Universal Studios Florida logo]

                                                            August 24, 1990

Panorama International Productions
10700 Burbank Boulevard
North Hollywood, California 91601

RE:      Photography/Filming of Universal Studios Florida

Dear Sir or Madam:

         It is my understanding that you have requested access to the Universal Studios Florida site for the purpose of taking still photography and film or videotaped motion pictures to be used in connection with the proposed Universal Studios Florida Souvenir Videotape (collectively, the "Tape"). We appreciate your interest in Universal Studios Florida and look forward to seeing the product of your labors and finalizing an agreement which will comprehensively state the terms on which you may produce and sell the Tape. Our granting of access to you for this purpose must, however, be based upon the following conditions:

         1. Many of the areas you will be granted access to are guest areas and may include scenes which we do not, in our sole discretion, want to be photographed, filmed or taped. Accordingly, you and each of your employees and vendors and their employees must at all times be escorted by an appropriate Universal Studios Florida representative and must strictly follow his or her directions with regard to your activities on the site.

         2. All photography, film or videotape, including negatives, prints, slides and other means of recordation, (collectively, the "Product") will be the sole and exclusive property of Universal Studios Florida and will not be released by you to any person, firm, company or other entity without the prior express written consent and approval of Universal Studios Florida. You and we each agree that neither of us nor our respective assigns will commercially exploit the Product absent a signed written agreement providing the terms on which such exploitation. Absent such an agreement, all Product must be delivered by you to Universal Studios Florida upon demand.


   1000 Universal Studios Plaza     Orlando, FL 32819-7610     (407) 363-8000

                     AN MCA/RANK ORGANIZATION JOINT VENTURE
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         3.      Any and all expenses which you incur in connection with your travel to and from Universal Studios Florida, the cost of tape, film, equipment, developing or any other expenses whatsoever incurred in connection with this project will be for your account only.

         4. You are performing your services as an independent contractor and not as an employee, agent or other representative of Universal Studios Florida.

         5. Prior to commencing your on-site activities, you will provide Universal Studios Florida with a current insurance certificate in a form acceptable to us and naming us and our assigns as an additional insured. Said certificate shall include at least the minimum coverages described in Exhibit "A" hereto.

         6. You agree to release Universal Studios Florida, its parent, related and affiliated entities as well as its officers, agents, directors and employees of and from any and all loss, liability, cost or expense you may incur in connection with your activities at or in connection with Universal Studios Florida, including without limitation, damages, costs, losses and expense relating to personal injury and or property damage while on our site. You further agree to indemnify and to hold us harmless of and from any loss or liability, cost or expense which may be incurred as a result of your actions while at Universal Studios Florida or in connection with the Product.

         Please indicate your agreement to be bound by the terms set forth above by signing the enclosed copy of this letter at the place indicated and returning the same to my office.

                                          Very truly yours,

                                          /s/ Ronald W. Sikes

                                          Ronald W. Sikes
                                          Vice President
                                          Legal & Business Affairs

:kdw

Enclosure

The foregoing terms are agreed to and accepted this 24th Day of August, 1990.

PANORAMA INTERNATIONAL PRODUCTIONS

By:    /s/ Dion A. Recachina
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Its: